                                                                    EXHIBIT 23.1


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-68157, 33-30296, 33-64090, 333-39045,
33-53917, 33-53921 and 333-93699) of Wynn's International, Inc. of our report dated September 3, 1999 on our audits of the consolidated financial statements of Goshen Rubber Companies, Inc. and subsidiaries for the years ended June 30, 1999 and 1998, which report is included in this Form 8-K/A.

                                      /s/ PricewaterhouseCoopers LLP


Mishawaka, Indiana
February 25, 2000